COMMERCIAL LEASE
                                ----------------

This lease is     made between NEXT CENTURY development a Florida corporation herein called the lessor (landlord) and Invicta Group Inc herein called lessee (tenant).

Lessor hereby offers lessee the premises situated in the City of Surfside County of Dade, State of Florida. Described as Executive Office Suite 301 located 9553 Harding Avenue Town of Surfside inside the Surfside building upon the following

TERMS and CONDITIONS:

TERMS AND RENT. Lessor desires to lease the above premises for a term of one year, commencing 1st September 2002 and terminating 31st August 2003 or sooner as provided herein at the annual rental of $10,080.00 payable in equal installments in advance on the first day of each month for that months rental for the term of this lease. All rental payments shall be made to the lessor athe address above.

LESSEE SHALL use and occupy the premises for a period of one year from the date of 1st September 2002 and terminating on 31st August 2003. The premises shall be used for executive offices. Lessor represents that the premises will be used for no other purposes.Lessee represents that the premises may be lawfully used for such purposes.

CARE AND MAINTENANCE OF PREMISES. Lessee acknowledges the premises are in good order and repair, unless otherwise noted herein. Lessee shall at his own expenses and in his own time maintain the premises in good and safe condition. Including plate glass, electrical wiring, plumbing and heating installations and any other systems or equipment uppon the premises. And shall surrender the same at termination in as good, condition as when received, excluding normal wear and tear accepted. Lessee shall be responable for any repairs required.

ALTERATIONS: lessee shall not make alterations additions or improvements in, to or about the premises without first receiving written consent from the lessor.

ORDINANCES AND STATUTES, Lessee shall comply with all ordinances and requirements of al1 municipality state and federal authorities now in force or which may hereafter be in force pertaininq to the premises.

ASSIGNMENT AND SUBLETTING. Lessee shall not assign or sublet any portion of the premises without the prior written consent of the lessor. Ant such assingment without consent shall be considered void and at the option of the lessor may terminate this lease.

UTILITIES. All applications necarcerry for utility services on the premisis shall be made in the name of the lessee only.Lessee shall be soley responable for the service fees as they become due, including those for telephone services.

ENTRY AND INSPECTION. Lessee shall permit lessor or lessor's agents to enter the premisis at reasonable times and with reasonable notice for the purpose of inspecting the premises and will permit the lessor at any time within 60 days of the expiration of this lease allow the lessor to display the usual "to let" or "for lease" signs and permit persons desiring to lease the same to inspect the premises thereafter.

POSSESSION. If the lessor is unable to deliver possession of the premises at commencment hereof, lessor shall not be responable for any damage thereby,nor shall this lease be void or voidable.But lessee shall not be responable for an rent until the premises are delivered. Therte will be a proration of the rent and the balance due will be ajusted in the first months rent. Lessee may terminate this lease if the delivery of the premisis has not been made with in three days of the commencment of the term hereof.

INDEMNIFICATION OF LESSOR. Lessor shall not be liable for any damage or injury to the lessee, or any other person, or any property occuring on the demised premises or any part thereof. And lessee agree to hold the lessor harmless for any claim for damages, no matter how caused.

INSURANCE. Lessee shall at his expense maintain plate glass and other public liability insurance including bodily injury and property damage with minimum coverage as follows: lessee shall provide lessor with a certificate of insurance showing the lessor as additional insured, The certificate shall provide a ten day written notice in the event of cancellation or any material change of coverage. To the maximum extent permitted by insurance policies which may be owned by the lessee or lessor. For the benefit of each other waive any and all rights of subrogation which otherwise might exsist.

EMINENT DOMAIN. If the premises or any part thereof of the estate therein, or any other part of the building materially affecting Lessee's use of the premise, shall be taken by eminent domain, this lease shall terminate on the date when title vests Pursuant to such taking, The rent, and any additional rent shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by lessee and for any moving expenses.

DESTRUCTION OF PREMISES, in the event of a partial destruction of the premises during the term hereof from any cause, Lessor shall forthwith repair the same provided that same repairs can be made within 15 days under existing and regulations, but such partial destruction not terminate this lease, except that Lessee shall be entitled proportionate reduction of rent while such repairs are being made based upon the extent to which the making of such shall interfere with the business of lessee on the premises such repairs cannot to made within said 15 days lessor option may make the same within a reasonable time continuing in effect with the rent being proportionately ajusted aforesaid, and in the
event that lessor shall not elect to make such repairs     which cannot be
made     within 15 days,this lease may be terminated at the option of either
party.In the event that the building in which the demised premises may be situated destroyed to an extent of not less than one third replacement costs thereof lessor may elect to terminate lease whether the demised premises be
injured or not.a total destruction of the     building in which the premises
n may be situated will terminate this lease.


LESSORS REMEDIES ON DEFAULT. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenant's hereof the lessor may give lessee notice of such default and If lessee does not cure any such default within seven days, after such notice or if such other default is of such nature that it cannot be completely cured within such period, if lessee does not commence such curing within seven days and proceed with reasonable diligence in good faith to cure the default then the lessor may terminate this lease on not less than seven days notice to the lessee.On the date specified in such notice the term of this lease shall terminate and then the lessee shall quit and surrender the premises to lessor but the lessee shall remain liable as hereinafter provided. If this this Iease shall have been terminated by lessor,lessor may at any time thereafter resume possession of the premises by any lawful means and remove lessee or other occupants and their effects, no failure to enforce any term shall be deemed.

SECURITY DEPOSIT, lessee shall deposit with lessor on signing of this lease the
sum of $750.00 dollars for the performance     lessee's obligations under this
lease including without limitation, the surrender of possession of the premises to lessor as herein provided, If lessor applies any part of the deposit to cure any default of lessee, lessor shall on demand deposit with Lessor the amount so applied, so that lessor shall have the full deposit on hand at all times the term of this lease At the signature of this present Lease agreement by both parties the tenant will also pay the first and the last months rent together with the rent deposit for a total of three months rent. In the event there is any tax increase during the term of this lease in the City or County or estate taxes over and above the amount of such taxes assessed the tax year during which the term of this lease commences whether because of increased rate or valuation lessee upon presentation of paid tax bills an amount equal 50% of the increase in taxes upon the land and building in which the leased premises are situated In
the event that taxes are accessed for a     tax year extending beyond the term
of this lease the oblIgation of Lessee shall be proportionate portion Of the lease term included in such year

COMMON AREA EXPENSES In the event the demised premises are situated in a shopping center or in a commercial building in which there are common areas, Lessee agrees to pay his pro-rated share maintainance taxes and insurance for the common area.

ATTORNEY'S FEES. In case a suit should     be brought for the recovery of
The premises or for any sum due hereunder or because of any act which may arise out of possession of the premises by either party the prevailing party shall be entitled to all costs incurred in connection with such action including a reasonable Attorney's fee.


WAIVER. No failure of lessor to enforce any term hereof shall be deemed to be a waiver.

NOTICES. Any notice which either party may, or is required to give, shall be given by mailing the same, postage prepaid to the lessee at the premises, or lessor at the address first written. Or at such other places as may be determined from time to time.

HEIRS, ASSIGNS, SUCCESSORS. This lease is binding upon and inures to the benefit of the heirs, assigns and successors in the interest to the parties.

OPTION TO RENEW. Provided that the lease is not in default in the performance of this lease, lessee shall have the option to renew the lease for an additional term of 12 months from the expiration of the initial lease term. All of the terms of the lease shall apply during the renewal the monthly rent shall be the sum of $840.00. Including taxes. The option shall be exercised by written notice given to the lessee not less than 60 days prior to the expiration of the intial lease term.If notice is not given in the manner provided herein within the time specified. This option shall expire. Any extention of this lease must be in writing from the Landlord.

SUBORDINATION. This lease is and shall be subordinted to all existing loans and future loans and encumbrances against the property.

RADON GAS. As required by law, Landlord makes the the following disclosure:
Radon gas is a naturally occuring radioactive gas that when it has accumulated:
In sufficient quantities, may present health risks to are exposed to it overtime
levels that     radon gas that exceed Federal and State guidelines have been found in building.:-Florida Additional information regarding radon and radon testing may be obtained from your country public health unit

ENTIRE AGREEMENT. The foregoing constitutes entire agreement between the parties and may be modified only in writing signed by both parities,